Exhibit 23(b)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-3 registration statement to be filed with the Securities and Exchange Commission on May 5, 1999, of our reports dated July 8, 1998, included or incorporated by reference in the Form 10-K filings for the year ended May 31, 1998 of FDX Corporation and Federal Express Corporation, and to all references to our firm included in this registration statement.



/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Memphis, Tennessee
  April 29, 1999